UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 25, 2007

REIT AMERICAS, INC.
(Exact name of registrant as specified in its charter)

Maryland	33-11836	86-0576027
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2960 N. Swan Rd., Suite 300
Tucson, AZ 85712
(Address of principal executive offices) (Zip Code)

(520) 326-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 1, 2007, the Company filed with the Securities and Exchange Commission a Current Report on Form 8-K containing Items 1.01 and 9.01 (the “Original Form 8-K”) disclosure regarding its entry into an Agreement and Plan of Merger, dated as of May 25, 2006,  by and among Virium Pharmaceuticals, Inc., a New York corporation, the Company, Virium Pharmaceuticals, Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Company (“Pharmaceuticals”) and Virium Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Pharmaceuticals (“Merger Sub”).

The Company hereby amends the Original Form 8-K to change the date the meeting of stockholders will be held from July 20, 2007 as reported in the Original Form 8-K to July 31, 2007. The information contained in the Original Form 8-K has not been otherwise amended or deleted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 27, 2007

REIT AMERICAS, INC.

By:	/s/ DALE MARKHAM

Name:	F. Dale Markham
Title:	Chairman, President and Chief Executive Officer